Exhibit 99.1

ABIOMED ANNOUNCES PRELIMINARY FOURTH QUARTER REVENUE OF $43.7 MILLION,

DRIVEN BY RECORD NUMBER OF PATIENTS SUPPORTED

- Full Fiscal Year 2013 Revenue Exceeds Annual Revenue Guidance

DANVERS, Mass. — April 17, 2013 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today reported preliminary fourth quarter fiscal 2013 revenue of $43.7 million, up 17% compared to revenue of $37.3 million in the same period of fiscal 2012, and up 14% compared to revenue of $38.3 million in third quarter fiscal 2013. Abiomed also reported preliminary full fiscal year 2013 revenue of $158.1 million, up 25% compared to $126.4 million for fiscal year 2012.

Preliminary fiscal fourth quarter worldwide Impella revenue totaled $39.3 million, up 22% compared to revenue of $32.3 million during the same period of the prior year. For the full fiscal year 2013, preliminary worldwide Impella revenue totaled $140.3 million, up 31% compared to $106.9 million for fiscal year 2012.

Preliminary fiscal fourth quarter U.S. Impella revenue grew 22% to $36.5 million from $29.9 million in the prior year. During the quarter, an additional 30 hospitals purchased Impella 2.5 bringing the total to 748 U.S. Impella customer sites and an additional 55 hospitals purchased Impella CP, bringing the total Impella CP sites to 101. For the full fiscal year 2013, preliminary U.S. Impella revenue totaled $131.3 million, up 32% compared to fiscal year 2012.

“With an outstanding performance in the fourth quarter, we were able to exceed our annual revenue guidance for the third straight year. This reflects the strength of physician demand for Impella and the commitment of our field team to patients,” said Michael R. Minogue, Chairman, President and Chief Executive Officer, Abiomed.

The Company will host a conference call to discuss the fourth quarter fiscal year 2013 results on Thursday, May 2, 2013, at 8:00 a.m. ET with Michael R. Minogue, Chairman, President and Chief Executive Officer; Robert L. Bowen, Vice President and Chief Financial Officer; and Susan V. Lisa, Senior Director of Investor Relations and Corporate Development.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial (877) 638-9567; the international number is (253) 237-1032. A replay of this conference call will be available beginning at 11 a.m. ET May 2, 2013 through 11:59 p.m. ET on May 10, 2013. The replay phone number is (855) 859-2056; the international number is (404) 537-3406. The replay access code is 36674557.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc., is a leading provider of medical devices that provide circulatory support. Our products are designed to enable the heart to rest by improving blood flow and/or performing the pumping of the heart. For additional information please visit: www.abiomed.com

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, including the potential for future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, litigation matters, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the most recently filed Annual Report on Form 10-K and quarterly report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

For further information please contact:

Susie Lisa, CFA

Senior Director, Investor Relations and Corporate Development

978-646-1590

slisa@abiomed.com

Aimee Genzler

Corporate Communications Manager

978-646-1553

agenzler@abiomed.com